UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

As previously disclosed in the Quarterly Report on Form 10-Q of Ardelyx, Inc. (the “Company”) for the quarter-ended June 30, 2017 filed on August 9, 2017 with the Securities and Exchange Commission, on August 7, 2017, Paul Korner M.D., M.B.A. informed the Company of his resignation, effective in early September 2017, as the Company’s Executive Vice President, Chief Medical Officer, in order to pursue other career opportunities.

In connection with Dr. Korner’s resignation, on August 21, 2017, the Company and Dr. Korner entered into a Transition and Separation Agreement (the “Agreement”), pursuant to which Dr. Korner’s employment with the Company will end effective as of the close of business on September 8, 2017 (the “Resignation Date”). The Agreement provides for, among other things, (i) a severance payment equal to $103,000, which represents three months of Dr. Korner’s base salary in effect as of immediately prior to the Resignation Date, and (ii) up to three months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. The foregoing benefits are payable by the Company contingent upon the expiration of a customary revocation period as provided by the Agreement. Pursuant to the terms of the Agreement, Dr. Korner has provided the Company with a general release of claims against the Company.

The foregoing description of the Agreement between the Company and Dr. Korner is qualified in its entirety by reference to the full text of the agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer